HOSTESS BRANDS, INC.
2016 EQUITY INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

Cover Sheet

Hostess Brands, Inc. (the “Company”), a company organized under the laws of the State of Delaware, hereby grants a Nonqualified Stock Option (the “Option”) to acquire shares of Common Stock (the “Shares”) to the individual named below. The terms and conditions of the Option are set forth in this cover sheet (the “Cover Sheet”), in the attached Stock Option Agreement (the “Agreement”) and in the Hostess Brands, Inc. 2016 Equity Incentive Plan (the “Plan”). All capitalized terms used but not defined in this Cover Sheet and the attached Stock Option Agreement will have the meanings ascribed to such terms in the Plan.

Granted to:
Date of Grant:
Shares subject to the Option:
Exercise Price per Share:
Expiration Date:
Vesting Commencement Date:
Vesting Schedule:

By signing this Cover Sheet, you agree to all of the terms and conditions described in this Cover Sheet, in the Agreement and in the Plan.

If you do not sign and return this Cover Sheet within 60 days of the Date of Grant, the Company will have the right to rescind this Award.

Signature: _____________________            Date: _______________

HOSTESS BRANDS, INC.

By:_____________________
Name:
Title:

HOSTESS BRANDS, INC.
NONQUALIFIED STOCK OPTION AGREEMENT

Nonqualified Stock Option	This Option is not intended to be an Incentive Stock Option under section 422 of the Internal Revenue Code and will be interpreted accordingly.

Vesting
Your right to exercise this Option vests at the times and in the manner as shown on the Cover Sheet.

Except in connection with a Change of Control, as described below, this Option will cease vesting as of the date your employment with the Company and its Subsidiaries has terminated for any reason.

Termination
Should your employment with the Company and its Subsidiaries terminate for any reason except in connection with a Change of Control as described below, the portion of this Option that is not then vested will immediately terminate, and, except as provided below, the portion that is then vested will terminate at the close of business at the Company’s registered office on the 90th day after your termination date. Your Option will expire in any event at the close of business at the Company’s registered office on the Expiration Date set forth on the Cover Sheet.

Death or Disability
If your employment terminates because of your death or Disability, your right to exercise the vested portion of this Option will expire at the close of business at the Company’s registered office on the date that is one year following your death or Disability (or on the Expiration Date set forth on the Cover Sheet, if earlier).

Termination for Cause; Recoupment
If your employment is terminated for Cause or if you breach any restrictive covenant agreement between you and the Company or its Subsidiaries, the Option, whether or not vested, will immediately terminate.

In addition, if at any time within one year after the date on which you exercise the Option or otherwise receive payment in respect of the Option, (a) your employment is terminated for Cause or (b) the Committee determines in its reasonable discretion that after termination of your employment for any reason, you engaged in conduct that violated any continuing obligation or duty in respect of the Company or any Subsidiary (including any breach of any restrictive covenant agreement between you and the Company), then, subject to applicable law, upon notice from the Company, you shall repay to the Company any cash or Shares you received in respect of the Option (less the exercise price paid by you), or if you disposed of any such Shares, the Fair Market Value of such Shares as of the date of disposition (less the exercise price paid by you).

Nothing in this Agreement shall limit the Company’s right of recoupment pursuant to Section 13 of the Plan, including recoupment of payments pursuant to the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time.

Change of Control
Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take such actions with respect to the Option as it deems appropriate pursuant to the Plan. If the Option continues in effect after a Change of Control and the Participant’s employment is terminated by the Company and its Subsidiaries without Cause or otherwise under circumstances entitling you to severance under the Company’s or acquiror’s severance plan, upon or within 12 months following the Change of Control, any unvested portion of the Option shall become fully vested upon such termination of employment.

Restrictions on Exercise	The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law, rule, regulation or Company policy, as determined by the Company.

Notice of Exercise
When you wish to exercise this Option, you must complete and execute such documents, if any, and complete such processes, that the Company or a securities broker approved by the Company may require to accomplish the Option exercise (“Notice of Exercise”).

Upon exercise of the Option (or portion thereof), the Option (or portion thereof) will terminate and cease to be outstanding.

If someone else wants to exercise the Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment
When you submit your Notice of Exercise, you must include payment of the exercise price for the Shares you are purchasing, along with applicable withholding taxes. Payment may be made in one (or a combination) of the following forms:

•    Your personal check, a cashier’s check or a money order.

•    If permitted by the Company, irrevocable directions to a securities broker approved by the Company to sell your Shares subject to the Option and to deliver all or a portion of the sale proceeds to the Company in payment of the exercise price and applicable withholding taxes. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given by signing forms, if any, provided by the Company or the securities broker.

•    Any other method permitted by the Company at the time of exercise.

Taxes
When you exercise any portion of the Option, the Company will withhold taxes as required by applicable law, and your ability to exercise any portion of the Option is conditional upon your making arrangements satisfactory to the Company.

You are solely responsible for the satisfaction of all taxes and penalties that may arise in connection with the Option. At the time of taxation, the Company shall have the right to deduct from other compensation, or to withhold Shares in an amount equal to the federal (including FICA), state, local and foreign taxes and other amounts as may be required by law to be withheld with respect to the exercise of the Option. If Shares are withheld, the value of the Shares withheld may not exceed the minimum applicable tax withholding amount (except as otherwise determined by the Committee in its sole discretion). By accepting this Award, you expressly consent to the withholding of Shares or other amounts payable to you.

Restrictions on Resale/Company Policies
By signing this Agreement, you agree not to sell any Shares received upon exercise of the Option at a time when applicable laws, regulations or Company policies prohibit a sale. The Option, any Shares issued pursuant to the Option, and any cash proceeds realized from the sale of such Shares will be subject to all share retention, trading, and other policies that may be implemented by the Committee or the Board from time to time.

Transfer of Option
Prior to your death, only you may exercise this Option. You cannot transfer or assign this Option. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid.

In the event of your death, the Option may be exercised by your designated beneficiary, if any, or your executors, personal representatives or distributees determined in accordance with your will or the laws of descent and distribution.

Regardless of any marital property settlement agreement, the Company or a securities broker, as applicable, is not obligated to honor a Notice of Exercise from your former spouse, nor is the Company or the securities broker obligated to recognize your former spouse’s interest in your Option in any other way.

Stockholder Rights
You, or your estate or heirs, have no rights as a stockholder of the Company with respect to the Shares subject to the Option until a proper Notice of Exercise has been submitted, and the exercise price and withholding taxes have been tendered and the Shares have been delivered to you. Upon the delivery of shares of Common Stock upon exercise, you will have all the rights of a shareholder with respect to such shares of Common Stock, including the right to vote such shares of Common Stock and to receive all dividends and other distributions paid with respect to them.

No Right to Continued Employment
Neither the grant of the Option, nor any other action taken hereunder shall be construed as giving you the right to be retained in the employ or service of the Company or any of its Subsidiaries (for the vesting period or any other period of time) nor interfere in any way with the Company’s right to terminate your employment.

Applicable Law and Arbitration
This Agreement will be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and applicable Federal or other securities laws. Any dispute, controversy or claim arising out of or relating to the Plan or this Agreement that cannot be resolved by you on the one hand and the Company on the other, shall be submitted to arbitration in accordance with the terms of the Plan.

Delivery of Documents
The Company may, in its sole discretion, decide to deliver any documents related to the Option or other Awards granted to you under the Plan by electronic means. By signing the Cover Sheet, you consent to receive all documents related to the Option or other Awards granted to your under the Plan by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Amendment	The terms and conditions of this Agreement and the Option may be amended by the Committee or the Board as permitted by the Plan.

The Plan and Other Agreements
The text of the Plan and any amendments thereto are incorporated in this Agreement by reference.

This Agreement, the Cover Sheet and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded. In the event there is any express conflict between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

By signing the Cover Sheet of this Agreement, you agree to all of the terms and conditions described in the Cover Sheet, above and in the Plan and evidence your acceptance of the powers of the Committee of the Board of Directors of the Company that administers the Plan.